Exhibit (c)(iv)

                                 LAW OFFICES OF
                             DERENTHAL & DANNHAUSER
                           One Post Street, Suite 575
                         SAN FRANCISCO, CALIFORNIA 94104
                                 (415) 981-4544
                            FACSIMILE (415) 981-4400

                                November 12, 1999

BY HAND DELIVERY

Michael L. Ashner
President
Resources Capital Corp.
411 West Putnam Avenue, Suite 270
Greenwich, Connecticut  06830

      Re: Tender Offer for Units RESOURCES ACCRUED MORTGAGE INVESTORS LP SERIES 86, a Delaware limited partnership (the "Partnership")

Dear Mr. Ashner:

      Enclosed is a copy of amendment number 1 to the Schedule 14D-1 filed with the Securities and Exchange Commission ("SEC") by those bidders identified in the Schedule (referred to herein and therein as the "Purchasers") as tender offer bidders for Units of limited partnership interest (the "Units") of the Partnership.

      This request is hereby delivered on behalf of the Purchasers to Resources Capital Corp., in its capacity as administrative general partner of the Partnership, the subject company, pursuant to Rule 14d-5(a) and (e), as promulgated by the SEC under the Securities Exchange Act of 1934 (the "1934 Act"). The Purchasers' tender offer for any and all Units at a price of $15 per Unit (the "Offer") is more fully described in the enclosed amendment number 1 to
Schedule 14D-1 Tender Offer Statement. Please be advised that:

1. The Purchasers are SUTTER OPPORTUNITY FUND, LLC; SUTTER CAPITAL MANAGEMENT, LLC; MP INCOME FUND 15, LLC; MacKENZIE PATTERSON SPECIAL FUND, L.P.; MacKENZIE PATTERSON SPECIAL FUND 2, L.P.; MacKENZIE PATTERSON SPECIAL FUND 4, LLC; MP FALCON FUND, LLC; MP VALUE FUND 4, LLC; PREVIOUSLY OWNED MORTGAGE PARTNERSHIP INCOME FUND 3, L.P.; ACCELERATED HIGH YIELD INSTITUTIONAL INVESTORS, LTD.; ACCELERATED HIGH YIELD INSTITUTIONAL FUND, LTD.; CAL KAN, INC.; MORAGA GOLD, LLC; C.E. PATTERSON; JAMES HILLMAN; STEVEN GOLD; THOMAS A. FRAME and MP ACQUISITION COMPANY, LLC;

Michael L. Ashner
November 12, 1999
Page 2

2. The securities which are the object of the Offer are the Units of limited partnership interest of the Partnership;

3. The Purchasers, as bidders, hereby make this request pursuant to Rule 14d-5(a) to the Partnership as the subject company for the use of the Unit holder list and security position listings (i.e., the list containing the name under which record ownership of each Unit is held by each holder thereof, the current address on the books of the partnership or transfer agent for each such holder and the total number of Units held by each such holder), for the purpose of disseminating the Offer to the holders of Units;

4. The Purchasers are aware of and will comply with the provisions of Rule 14d-5(f) under the 1934 Act;

5. The Purchasers hereby elect, pursuant to Rule 14d-5(f)(1) under the 1934 Act, to require the Partnership, as the subject company, to disseminate to Unit holders amendments disclosing any material changes to the tender offer materials in the event the Partnership elects to disseminate the initial offer; and

6. Notification pursuant to Rule 14d-5(a)(4) of the election by Partnership, as the subject company, pursuant to Rule 14d-5(a)(3) should be given to:

                                 Mr. Glen Fuller
                            MacKenzie Patterson, Inc.
                               1640 School Street
                            Moraga, California 94556
                          Telephone No. (925) 631-9100

      This request is hereby made this 12th day of November 1999. We understand that such notification will be provided no later than the second business day following the date of receipt of this request.

      You will note that the Offer has been amended to resolve the issue raised in your counsel's letter dated November 5, 1999. We do not concede the Partnership's right to exercise its discretion to decline to mail the Offer as it is required to do under Rule 14d-5, nor do we waive any rights to contest the Partnership's intention to impose the limitation on transfer cited in your counsel's letter, as that restriction is no longer necessary to prevent the potential harm for which it was intended.

Michael L. Ashner
November 12, 1999
Page 3

      Furthermore, the Partnership has every opportunity to respond to the terms of the Offer, or nay perceived defects in the Offer, in its Schedule 14D-9 filing. Nevertheless, although we believe the Partnership's position is without merit, the Purchasers have amended the Offer to remove any impediment to the Partnership's performance of its obligations under Rule 14d-5.

                              Very truly yours,


                              Paul J. Derenthal

cc:  Mr. Glen Fuller

      Mark I. Fisher, Esq.
      Rosenman & Colin LLP
      575 Madison Avenue
      New York, NY 10022-2585
      By overnight delivery (w/enc.)